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                                                                 Exhibit (g)(21)


                  [LETTERHEAD OF GOLDMAN SACHS APPEARS HERE]



July 19, 1999



State Street Bank and trust company
1 Heritage Drive, P3N
North Quincy, MA 02171

Gentlemen:

This is to advise you that Goldman Sachs Trust has established a new series to be known as Goldman Sachs Internet Tollkeeper Fund. In accordance with the Additional Funds provisions in Section 17 of the Custodian Contract dated April 6, 1990 between Goldman Sachs Trust and State Street Bank and Trust Company, the Goldman Sachs Trust hereby requests that you act as Custodian for the new series under the terms of the respective contracts.

Please indicate you acceptance of the foregoing by executing two copies of the Letter Agreement, returning one to the Goldman Sachs Trust and retaining one copy for your records.





GOLDMAN SACHS TRUST



By:  /s/ John M. Perlowski
     -------------------------
Name:   John M. Perlowski
Title:  Treasurer


Agreed to this 19th day of July, 1999.



State Street Bank and Trust company


By:  /s/ [ILLEGIBLE SIGNATURE]
     -------------------------
     Senior Vice President